UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 2, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01              Completion of Acquisition or Disposition of Assets.

On October 21, 2015, as previously disclosed on Form 8-K, Gilla Inc. (“Gilla” or the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) to acquire all of the assets of 901 Vaping Company LLC (the “Vendor”), an e-liquid manufacturer, including the assets, rights and title to own and operate the Craft Vapes, Craft Clouds and Miss Pennysworth’s Elixirs e-liquid brands (the “Brands”).

On November 2, 2015, the Company closed the acquisition of all of the assets of the Vendor pursuant to the Purchase Agreement. On closing, the Company (i) issued to the Vendors 1,000,000 common shares of the Company valued at $0.15 per share for a total value of $150,000; (ii) paid cash consideration equal to the Vendor’s inventory and equipment of approximately $23,000; and (iii) agreed to a quarterly-earn out based on the gross profit stream derived from product sales of the Brands commencing on the closing date up to a maximum of 25% of the gross profit stream. The Company did not assume any liabilities of the Vendor. On closing, the Company also entered into employment agreements with two of the principals of the Vendor with salaries of $100,000 and $50,000 respectively.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated November 3, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: November 5, 2015	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer